                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)


         Filed by the registrant [x]
         Filed by a party other than the registrant
         [ ]      Check the appropriate box:
         [ ]      Preliminary proxy statement
         [ ]      Confidential, for use of the Commission only
                  (as permitted by Rule 14a-6(e)(2))
         [X]      Definitive proxy statement
         [ ]      Definitive additional materials
         [ ]      Soliciting material under Rule 14a-12


                             Berkshire Bancorp Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
         [X]      No fee required.
         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.
                  (1) Title of each class of securities to which
         transaction applies:
-------------------------------------------------------------------------------
                  (2) Aggregate number of securities to which transaction
         applies:
-------------------------------------------------------------------------------
                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
-------------------------------------------------------------------------------
                  (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
                  (5) Total Fee Paid:
-------------------------------------------------------------------------------
         [ ]      Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------
         [ ]      Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
-------------------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------
         (3)      Filing party:
-------------------------------------------------------------------------------
         (4)      Date filed:
-------------------------------------------------------------------------------

                             BERKSHIRE BANCORP INC.
                                  160 Broadway
                            New York, New York 10038
                               Tel: (212) 791-5362

                            -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 18, 2004

To the Stockholders of
BERKSHIRE BANCORP INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Berkshire Bancorp Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 18, 2004, at 10:00 A.M. (eastern time), at the offices of Blank Rome LLP, The Chrysler Building, 24th Floor, Boardroom, 405 Lexington Avenue, New York, New York 10174, for the following purposes:

      1. To elect five directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

      2. To consider and vote upon a proposed amendment to the Company's Certificate of Incorporation effecting a one-for-ten reverse stock split of the Company's issued and outstanding shares of Common Stock (the "Reverse Split"); and

      3. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on April 8, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment(s) thereof.

      Enclosed with this Notice are a Proxy Statement, a proxy card and return envelope, and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2003 (which includes the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission).

      All stockholders are cordially invited to attend the meeting in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED.

                                         By Order of the Board of Directors of
                                         BERKSHIRE BANCORP INC.


                                         Emanuel J. Adler
                                         Secretary

Dated: April 26, 2004

                             BERKSHIRE BANCORP INC.
                                  160 Broadway
                            New York, New York 10038
                          Telephone No.: (212) 791-5362

                               -----------------

                                 PROXY STATEMENT

                               -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2004

                               -----------------

                                                                  April 26, 2004

Information Regarding Proxies

      This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Berkshire Bancorp Inc. (the "Company") for use at the Company's 2004 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 18, 2004, at 10:00 A.M. (eastern time), at the offices of Blank Rome LLP, The Chrysler Building, 24th Floor, Boardroom, 405 Lexington Avenue, New York, New York 10174 and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of the Company on or about April 27, 2004.

      The principal executive offices of the Company are located at 160 Broadway, New York, New York 10038.

      The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies principally by the use of the mail, directors, officers and other employees of the Company, acting on its behalf and without special compensation, may solicit proxies by telephone, facsimile, email or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. It is estimated that said solicitation costs will be nominal.

Outstanding Stock and Voting Rights

      The Board of Directors has fixed the close of business on April 8, 2004 as the record date (the "Record Date") for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record on the Record Date shall be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 2,209,985 shares of the Company's Common Stock were outstanding, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting. The Company's stockholders do not have cumulative voting rights. The Company has no other class of securities entitled to vote at the Annual Meeting.

Voting Procedures; Revocations

      When a proxy card in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon. If a proxy card is properly executed but no directions are indicated thereon, the shares will be voted FOR the election of each of the nominees for director named herein as shown on the form of proxy card and FOR Proposal 2.

      The Board of Directors does not know of any other business to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof for which specific authority has not been solicited from the stockholders, then, to the extent permissible by law, the persons named in the proxies will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with their judgment. A stockholder who executes and returns the enclosed proxy card may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary or Assistant Secretary of the Company, by executing a subsequently dated proxy card or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned a proxy card does not alone revoke such proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of American Stock Transfer & Trust Company, the Company's transfer agent.

      Proxies in the accompanying form are being solicited by, and on behalf of, the Company's Board of Directors. The persons named in the proxy have been designated as proxies by the Company's Board of Directors. Pursuant to Delaware corporate law, the presence of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote, represented at the Annual Meeting in person or by proxy, will constitute a quorum. If a quorum is present at the Annual Meeting, the nominees for director shall be elected by a plurality of the votes present (in person or by proxy) at the Annual Meeting and entitled to vote thereon, meaning that the five nominees receiving the highest vote totals will be elected as Directors of the Company; approval of the amendment to the Company's Certificate of Incorporation to effect the Reverse Split will require the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date; and all other matters will be approved by a majority of votes cast and entitled to vote at the meeting. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker because the broker has not received instructions from the beneficial owners on how to vote on such proposals ("Broker Non-Votes"). Accordingly, abstentions and Broker Non-Votes will not affect the outcome of the election but will have the same effect as a vote "against" the proposal to amend the Company's Certificate of Incorporation to effect the Reverse Split.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      The entire Board of Directors is to be elected at the Annual Meeting. The Company's by-laws presently set the size of the Board of Directors at not less than three (3) nor more than eleven (11). Accordingly, at the Annual Meeting, five (5) nominees will be elected to hold office as directors. The five persons listed below have been nominated to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. All of the nominees are currently directors of the Company. In the unexpected event that any of such nominees should become unable or decline to serve, proxies may be voted for the election of substitute nominees as are designated by the Company's Board of Directors.

      The names of the nominees for election as directors are listed below, together with certain personal information, including the present principal occupation and recent business experience of each nominee (based solely upon information furnished by such persons). Each of the persons named below has indicated to the Board of Directors of the Company that he will be able to serve as a director if elected and each has consented to be named in this Proxy Statement.

      Proxies in the accompanying form will be voted at the Annual Meeting in favor of the election of each of the nominees listed below, unless authority to do so is specifically withheld as to an individual nominee or nominees or all nominees as a group. Proxies cannot be voted for a greater number of persons than the number of nominees named. Directors will be elected by a plurality of the votes present at the Annual Meeting in person or by proxy and entitled to vote thereon (assuming a quorum exists).

The Nominees

                                                                                            Year
                                                                                          Commenced
                                                                                          Serving as
                                                                                          a Director
          Name, Principal Occupation                                                        of the
          and Other Directorships                                                    Age   Company
          ----------------------                                                     ---   -------
William L. Cohen                                                                      62     1993
          Mr. Cohen has been a private investor for over five years. Mr. Cohen was President, Chief Executive Officer and Chairman of the Board of
          The Andover Apparel Group Inc., an apparel manufacturing company, from
          1980 to 2000.

Thomas V. Guarino                                                                     50     2001
          Mr. Guarino has served as a director of Goshen Savings Bank from 1996, and chairman of the Board of Directors of GSB Financial Corporation
          from April 1998, until the respective mergers of those companies into
          The Berkshire Bank and the Company in March 2001. Mr. Guarino is the
          President and Senior Portfolio Manager of the Hudson Valley Investment
          Advisors, Inc., an investment management and advisory company, a position he has held since 1995. Prior to that, he had been, since
          1988, a Vice President of Fleet Investment Advisors, Inc. and was Vice
          President in charge of investments of Norstar Bank of the Hudson
          Valley from 1981 to 1988.

Moses Marx                                                                            68     1995
          Mr. Marx has been a general partner in United Equities Company (a securities brokerage firm) since 1954 and a general partner in United
          Equities Commodities Company (a commodities brokerage firm) since
          1972. He is also President of Momar Corp. (a private investment company). Mr. Marx is a director of The Cooper Companies, Inc. (a developer and manufacturer of healthcare products).


                                                                                            Year
                                                                                          Commenced
                                                                                          Serving as
                                                                                          a Director
          Name, Principal Occupation                                                        of the
          and Other Directorships                                                    Age   Company
          ----------------------                                                     ---   -------
Steven Rosenberg                                                                      55     1995
          Mr. Rosenberg has served as President and Chief Executive Officer of the Company since March 1999 and served as Vice President-Finance and
          Chief Financial Officer of the Company from April 1990 to March 1999.
          Mr. Rosenberg continues to serve as the Chief Financial Officer of the
          Company. From September 1987 through April 1990, he served as
          President and Director of Scomel Industries, Inc., a company engaged in international marketing and consulting. Mr. Rosenberg is a director of The Cooper Companies, Inc.

Randolph B. Stockwell                                                                 57     1988
          Mr. Stockwell has been a private investor for over ten years. Since
          1999, Mr. Stockwell has served as President of Yachting Systems of
          America, LLC, a small start-up company. He served in various capacities with the Community Bank, a commercial bank, from September
          1972 to January 1987.

      There are no family relationships (whether by blood, marriage or adoption) among any of the Company's current directors or executive officers.

Board Committees, Meetings and Compensation

      The Board of Directors of the Company has established two active Committees. Committee membership is determined by the Board, and all committee members are independent directors as determined by the Board. Where appropriate, each Committee maintains a written charter detailing its authority and responsibilities. Charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant. Charters are available in their entirety to any stockholder requesting a copy.

      (i) The Audit Committee is responsible for (a) the quality and integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements regarding accounting matters, (c) the selection, qualification and monitoring of independence of the independent accounting firm serving as auditors of the Corporation and (d) the performance of the Company's internal audit function and the work of the independent auditors. The Committee advises and makes recommendations to the Board of Directors regarding the financial, investment and accounting procedures and practices followed by the Company. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A, and which is also available to any stockholder requesting a copy. The members of the Committee are Messrs. Stockwell (Chair), Cohen and Guarino all of whom meet the independence requirements under current National Association of Securities Dealers, Inc. ("NASD") corporate governance standards for companies whose securities are quoted on NASDAQ.

      (ii) The Stock Incentive Committee is responsible for the administration of the Company's 1999 Stock Incentive Plan. The members of the Committee are Messrs. Cohen (Chair), Guarino and Stockwell.

      The Company does not have a nominating committee because the nominees are approved by a majority of the Board, including all of the independent members of the Board. In accordance with NASD rules, nominations in the future will be made either by a nominating committee of the Board of Directors consisting solely of independent directors or by the independent members of the Board. The Company does not have a compensation committee.

      During the fiscal year ended December 31, 2003, the Board met one time and acted three times by unanimous written consent. The Audit Committee met seven times during fiscal year 2003. The Stock Incentive Committee did not meet during fiscal year 2003. Each director attended all of the total number of meetings of the Board and not less than 75% of the committees of the Board on which he served. The Company does not have a policy requiring the directors to attend Annual Meetings of Stockholders. However, each director attended the Company's 2003 Annual Meeting of Stockholders.

      For a description of compensation paid to Directors, see "Management Compensation - Compensation of Directors."

Corporate Governance

      The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment we regularly monitor developments in the area of corporate governance, and review our processes and procedures in light of such developments. We review changes in federal law and the rules and regulations promulgated by the Securities and Exchange Commission ("SEC") and NASD regulations applicable to Companies whose securities are quoted on NASDAQ. We comply with new laws and rules and implement other corporate governance practices as we believe are in the best interest of the Company and its stockholders. We believe that we have in place policies which are designed to enhance our stockholders' interests.

      Corporate Code of Ethics. In 2004, we adopted a Corporate Code of Ethics Policy (the "Ethics Policy"), which is available to any stockholder requesting a copy, which request shall be in writing addressed to the Company's Chief Executive Officer at the Company's principal executive office. All Company employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Ethics Policy in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Policy.

      We have also established a confidential hotline through which employees may report concerns about the Company's business practices. In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

The Board of Directors

      Our Board is elected annually, and each of our directors stands for election every year. We do not have a classified or staggered board. Presently the Board is comprised of five Directors, of which one is an employee, one is a significant stockholder of the Company and three have been affirmatively determined by the Board to be independent, meeting the objective requirements set forth by the NASD and the SEC, and having no other relationship to the Company other than their service on the Board of Directors.

      Stockholders wishing to communicate with the Board of Directors or with a specific Board member may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to:
Steven Rosenberg, Chief Executive Officer, Berkshire Bancorp Inc., 160 Broadway, New York, New York 10038.

Executive Officers of the Company

      Set forth below is information regarding persons deemed executive officers of the Company who are not also directors.


        Name                           Age                          Office
        ----                           ---                          -------
Moses Krausz                            63        President and Chief Executive Officer
                                                  of The Berkshire Bank

David Lukens                            54        Senior Vice President and Chief
                                                  Financial Officer of The Berkshire Bank


      Mr. Krausz has been President of The Berkshire Bank (the "Bank") since March 1992 and its Chief Executive Officer since November 1993. Prior to joining the Bank, Mr. Krausz was Managing Director of SFS Management Co., L.P., a mortgage banker, from 1987 to 1992 and was President of UMB Bank and Trust Company, a New York State chartered bank, from 1978 to 1987.

      Mr. Lukens has been Senior Vice President and Chief Financial Officer of the Bank since December 1999. Prior to joining the Bank, Mr. Lukens was Senior Vice President and Chief Financial Officer of First Washington State Bank, a New Jersey commercial bank, from 1994 to 1999 and was Vice President and Controller at the Philadelphia, PA branch of Bank Leumi Le-Israel B.M., an international commercial bank, from 1978 to 1994.

Section 16(a) Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers (as defined therein), directors and persons owning more than ten (10%) percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC. SEC regulations also require that a copy of all such Section 16(a) forms filed be furnished to the Company by the filer.

      Based solely on a review of the copies of such forms and amendments thereto received by the Company, or on written representations from the Company's executive officers and directors that no Forms 5 were required to be filed, the Company believes that during fiscal 2003 all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of more than ten (10%) percent of its Common Stock were met.

Securities Held by Management

      The following table sets forth information regarding beneficial ownership of the Company's common stock as of the Record Date by (i) each of the Company's current directors, (ii) the individuals named in the Summary Compensation Table set forth below and (iii) all of the current directors and executive officers of the Company as a group. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days of the Record Date.

                                                                        Common Stock
                                                                  Beneficially Owned as of
                                                                       the Record Date
                                                       ------------------------------------------------
Name and Address of                                          Number of                  Percent of
Beneficial Owner (1)                                          Shares                   Common Stock
--------------------                                   --------------------        --------------------
William L. Cohen                                            2,500 (2)                       *
Thomas V. Guarino                                          31,781 (3)                     1.4%
Moses Krausz                                               64,503 (4)                     2.9%
David Lukens                                               10,200 (5)                       *
Moses Marx                                              1,048,620 (6)                    47.4%
Steven Rosenberg                                           20,861 (7)                       *
Randolph B. Stockwell                                       8,000 (8)                       *
All executive officers and directors as a
group (seven persons)                                   1,186,465 (9)                    51.7%

-----------------
 *  Less than 1%.

      The business address, for purposes hereof, of all of the Company's directors and executive officers, is c/o the Company's principal executive offices at 160 Broadway, New York, New York 10038.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(2) Includes 1,000 shares issuable upon the exercise of options which have been granted to Mr. Cohen under the Company's 1999 Stock Incentive Plan.
(3) Includes 13,195 shares issuable upon the exercise of options which have been granted to Mr. Guarino under the Company's 1999 Stock Incentive Plan. Includes 2,286 shares held in trust for minor children and 301 shares held by Mr. Guarino's wife.
(4) Includes 50,000 shares issuable upon the exercise of options which have been granted to Mr. Krausz under the Company's 1999 Stock Incentive Plan. Does not include 503 shares owned by Mr. Krausz's wife.
(5) Includes 10,000 shares issuable upon the exercise of options which have been granted to Mr. Lukens under the Company's 1999 Stock Incentive Plan.
(6) Includes 1,000 shares issuable upon the exercise of options which have been granted to Mr. Marx under the Company's 1999 Stock Incentive Plan and 125,000 shares owned by Momar Corporation. Does not include 43,067 shares owned by Eva and Esther, L.P. of which Mr. Marx has an 80.5% limited partnership interest. Mr. Marx's daughters and their husbands are the general partners of Eva and Esther, L.P.
(7) Includes 10,000 shares issuable upon the exercise of options which have been granted to Mr. Rosenberg under the Company's 1999 Stock Incentive Plan.
(8) Includes 1,000 shares issuable upon the exercise of options which have been granted to Mr. Stockwell under the Company's 1999 Stock Incentive Plan.
(9) Includes 86,195 shares issuable upon the exercise of outstanding options granted pursuant to the Company's 1999 Stock Incentive Plan.

Certain Relationships and Related Transactions

      In January 2000, the Bank entered into a lease agreement with Bowling Green Associates, LP, the principal owner of which is Mr. Moses Marx, a director of the Company, for commercial space to open a bank branch. The Company obtained an appraisal of the market rental value of the space from an independent appraisal firm and management believes that the terms of the lease, including the annual rent paid, $270,000 and $255,000 in fiscal 2003 and 2002, respectively, is comparable to the terms and annual rent that would be paid to non-affiliated parties in a similar commercial transaction for similar commercial space.

      In June 1999 and April 2001, the Company made term loans in the principal amount of $2,000,000 and $2,000,000, respectively, to Pharmaceutical Holdings Corp., a Delaware corporation, a principal stockholder of which is Momar Corporation ("Momar"). Mr. Marx is the principal stockholder of Momar. Such loans were made on substantially the same terms, including interest rate, as those prevailing at that time for comparable loans to unrelated parties and did not involve more than normal risk of collectibility or present other unfavorable features. The notes, which bear interest at prime plus 0.50%, were repaid in full in March 2003 and June 2003.

                             MANAGEMENT COMPENSATION

Executive Compensation

      The following table shows the compensation paid in or with respect to each of the last three fiscal years to the individual who served as the Company's Chief Executive Officer for the fiscal year ended December 31, 2003, and to each of the other executive officers who were paid more than $100,000 during the fiscal year ended December 31, 2003.

                           Summary Compensation Table

                                                    Annual Compensation
                                                  -----------------------
Name and Principal Position
---------------------------                                                         All Other
                                           Year           Salary          Bonus    Compensation
                                           ----           ------          -----    ------------
Steven Rosenberg                           2003          $175,750        $     --  $    --
 President, Chief Executive                2002          $167,500        $     --  $    --
 Officer and Chief Financial               2001          $152,500        $     --  $    --
 Officer

Moses Krausz                               2003          $358,864        $175,000  $10,405 (1)
 President and Chief Executive             2002          $347,288        $175,000  $10,050 (1)
 Officer of The Berkshire Bank             2001          $330,750        $175,000  $ 9,300 (1)

David Lukens                               2003          $138,500        $ 25,000  $ 5,968 (2)
 Senior Vice President and                 2002          $125,000        $ 24,000  $ 5,367 (2)
 Chief Financial Officer of                2001          $115,000        $ 24,000  $ 4,988 (2)
 The Berkshire Bank

---------------------

(1) Consists of contributions by the Company to a 401(k) account of $7,000, $6,000 and $5,250, respectively, in 2003, 2002 and 2001 and income associated with life insurance coverage in excess of $50,000.
(2) Consists of contributions by the Company to a 401(k) account of $4,905, $4,470 and $4,170, respectively, in 2003, 2002 and 2001 and income associated with life insurance coverage in excess of $50,000. Does not include the annual retirement credits of 5% of gross wages under the Company's Retirement Income Plan.

               Option Grants in Fiscal Year Ended December 31, 2003

      The Company did not make any grants of options in the fiscal year ended December 31, 2003 to any of the individuals named in the Summary Compensation Table.

            Aggregated Option Exercises and Fiscal Year-End Option Values

      The following table sets forth information concerning options exercised during the fiscal year ended December 31, 2003, and the number of options owned and the value of any in-the-money unexercised options as of December 31, 2003 by any of the individuals named in the Summary Compensation Table.

                                                      Number of
                                                     Unexercised
                        Shares                        Options at
                       Acquired                    Fiscal Year-End           Value of Unexercised
                          on         Value               (#)            In-the-Money Options at Fiscal
                       Exercise    Realized          Exercisable                 Year-End ($)
Name                      (#)         ($)           /Unexercisable         Exercisable/Unexercisable
----                    ------      ------          --------------         -------------------------

Steven Rosenberg          -0-         -0-               10,000 / 0                 200,000 / 0
Moses Krausz              -0-         -0-               50,000 / 0                 760,200 / 0
David Lukens              -0-         -0-               10,000 / 0                 191,250 / 0

---------------
Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year end market value of the common stock. An Option is "in-the-money" if the fiscal year end fair market value of the Common Stock exceeds the option exercise price.

Compensation Committee Interlocks and Insider Participation in
Compensation Decisions

      The Company does not have a Compensation Committee of its Board of Directors, although it does have a Stock Incentive Committee. Decisions as to compensation for the fiscal year ended December 31, 2003 were made as set forth in the Report on Executive Compensation below. In accordance with NASD rules, compensation of the Company's officers in the future will be made either by a compensation committee of the Board of Directors consisting solely of independent directors or by the independent members of the Board. During the Company's fiscal year ended December 31, 2003, none of the executive officers of the Company served on the board of directors of any other entity, any of whose executive officers has served on the Board of Directors of the Company.

Report on Executive Compensation

      There is no Compensation Committee of the Board of Directors or other committee of the Board performing equivalent functions. Compensation of the Company's executive officers for fiscal 2003 was determined by the Board of Directors (except for persons deemed to be executive officers of the Company who are actually employees of the Bank; such persons compensation was determined by the board of directors of the Bank. There is no formal policy for determining the salaries of the Company's executive officers. However, the annual salaries of Messrs. Krausz and Lukens are governed by the terms of their respective employment agreements.

      The Board of Directors has appointed a Stock Option Committee which makes grants under and administers the 1999 Stock Incentive Plan. The Committee will continue to make grants and administer the 1999 Stock Incentive Plan for the duration of the plan.

      Total compensation for executive officers consists of a combination of salaries and periodic stock option awards. Executive officers are entitled to receive such annual bonuses as the Board of Directors may in its discretion determine to be appropriate under the circumstances, based upon, with respect to each fiscal year, the Company's results of operations and progress with respect to the achievement of its strategic goals, the executive officers' performance, and such other factors as the Board of Directors deems to be relevant. Stock option awards under the Company's 1999 Stock Incentive Plan are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock.

          William L. Cohen
          Thomas V. Guarino
          Moses Marx
          Steven Rosenberg
          Randolph B. Stockwell

Compensation of Directors

      Each director who is not also an employee of the Company (a "Non-Employee Director") receives a stipend of $12,000 per annum and $1,000 for each meeting held in person. Each Non-Employee Director also receives fees ranging from $100 for telephonic meetings lasting one hour or less, up to a maximum of $1,000 for telephonic meetings of four hours or more. In addition, see -- "Stock Plans" below.

Benefit Plans

      Except as set forth below under "Stock Plans" and "Retirement Income Plan", the Company does not maintain any pension, profit-sharing or other incentive compensation plans for the benefit of any of its current employees.

Stock Plans

      In 1999, the Board of Directors of the Company adopted a Stock Incentive Plan (the "1999 Stock Incentive Plan"). The Plan was approved by the Company's stockholders at a meeting held on March 23, 1999. A brief description of the 1999 Stock Incentive Plan is as follows:

      The 1999 Stock Incentive Plan permits the granting of awards in the forms of nonqualified stock options, incentive stock options, restricted stock, deferred stock, and other stock-based incentives. Up to 200,000 shares of Common Stock of the Company may be issued pursuant to the 1999 Stock Incentive Plan (subject to appropriate adjustment in the event of stock splits, combinations or changes in the corporate structure of the Company). Officers, directors and other key employees of the Company or any subsidiary are eligible to receive awards under the 1999 Stock Incentive Plan. The option exercise price of all options which are granted under the 1999 Stock Incentive Plan must be at least equal to 100% of the fair market value of a share of Common Stock of the Company on the date of grant.

Retirement Income Plan

      In April 1985, the Company adopted its Retirement Income Plan (the "Plan"), a noncontributory plan, and as of September 15, 1988, froze benefit accruals resulting in a plan curtailment. Effective as of January 1, 2000, the Company reinstated the Plan to cover substantially all full-time, non-union United States employees of the Company and its subsidiaries. A participant in the Plan accumulates a balance in his or her retirement account by receiving:
(i) an annual retirement credit of 5% of gross wages paid during the year, but not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service; and (ii) an annual interest credit based upon the 30-year U. S. Treasury securities rate. The Company pays the entire cost of the Plan for its employees and funds such costs as they accrue.

      The estimated annual benefits payable under the Plan upon retirement (at the normal retirement age of 65) for Messrs. Rosenberg and Lukens are approximately $160,000 and $15,000, respectively. In accordance with the laws currently governing the Plan, the estimated annual benefit payable to Mr. Rosenberg is not expected to increase. Mr. Krausz is not a participant in the Plan.

Employment Contracts

      The Company has entered into employment agreements with Messrs. Krausz and Lukens. Mr. Krausz currently serves as President and Chief Executive Officer of the Bank for a term expiring on April 30, 2008, subject to three automatic one year extensions unless earlier terminated. His annual base salary is $364,652 for the year ended April 30, 2004 and increases 5% annually thereafter. Mr. Krausz is also entitled to receive bonuses at the discretion of the Board of Directors.

      Mr. Lukens currently serves as the Senior Vice President and Chief Financial Officer of the Bank for a term expiring on June 30, 2005, subject to up to three automatic one year extensions unless earlier terminated. His annual salary is $125,000 and he may receive, as incentive compensation, an annual bonus as may be determined by the President of the Bank. Mr. Luken's agreement contains certain non compete provisions.

      Each of Mr. Krausz and Mr. Lukens is, in addition to salary, entitled to payment of certain business expenses and, under certain circumstances, entitled to receive their annual base salary for the remaining term of their respective agreements if their employment is terminated prior to the then current term. The employment agreements do not provide for special payments to be made to either Mr. Krausz or Mr. Lukens in the event of a change of control of the Company.

                             REPORT OF THE AUDIT COMMITTEE

      The Audit Committee (the "Audit Committee") of Berkshire Bancorp Inc. is comprised of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit A.

      The primary function of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to:

      a. Periodically assess the integrity of the Company's financial reporting process and systems of internal control regarding accounting.

      b. Periodically assess the independence and performance of the Company's outside auditors.

      c. Provide an avenue of communication among the outside auditors, management and the Board of Directors.

      Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      The Audit Committee held seven meetings during fiscal year 2003. During these meetings, the Audit Committee reviewed and discussed the Company's financial statements with management and Grant Thornton LLP ("Grant Thornton"), its independent certified public accountants.

      The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company's management and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with Grant Thornton matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee received the written disclosures and conforming letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with Grant Thornton their independence from the Company. It considered the non-audit services provided by Grant Thornton and determined that the services provided are compatible with maintaining Grant Thornton's independence.

      Based on the Audit Committee's discussions with management and Grant Thornton LLP and the Audit Committee's review of the representations of management and the report of Grant Thornton LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                               THE AUDIT COMMITTEE
                        RANDOLPH B. STOCKWELL (Chairman)
                                WILLIAM L. COHEN
                               THOMAS V. GUARINO

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of The Nasdaq Stock Market Bank Stocks Index and the Nasdaq Market Total Return Index for the five-year period ended December 31, 2003. The graph assumes that the value of the investment in the Company and the index was $100 on December 31, 1998 and assumes that all dividends were reinvested.

                RETURN TO SHAREHOLDERS OF BERKSHIRE BANCORP INC.

                                      ==============================================================================
                                        12/31/98      12/31/99     12/29/00      12/31/01     12/31/02      12/31/03
--------------------------------------------------------------------------------------------------------------------
Berkshire Bancorp Inc.                   $100.00        98.88        83.68         79.76        96.67        140.73
--------------------------------------------------------------------------------------------------------------------
NASDAQ Market                            $100.00        96.15       109.84        118.92       121.74        156.62
Bank Stock Index
--------------------------------------------------------------------------------------------------------------------
NASDAQ Market                            $100.00       185.43       111.83         88.76        61.37         91.75
Total Return Index
====================================================================================================================


                                   PROPOSAL 2

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
            TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK

      The Board of Directors has adopted, and proposes that the stockholders of the Company approve, a proposal for the amendment to the Certificate of Incorporation of the Company, to effect a Reverse Split of the Company's issued and outstanding Common Stock on the basis of one (1) share of Common Stock for each ten (10) shares of issued and outstanding Common Stock immediately prior to such Reverse Split. The par value of the Common Stock will remain $.10 per share and the number of shares of Common Stock authorized to be issued will remain at 10,000,000. Approval of the Reverse Split will also authorize the Board of Directors in its discretion to abandon and not effect the Reverse Split at any time after the Annual Meeting and prior to the date and time at which the Reverse Split becomes effective. The Board may also delay effecting the Reverse Split for up to three months from the date of stockholder approval assuming that the same is obtained at the Annual Meeting. Notwithstanding the prior sentence, if stockholder approval is obtained at the Annual Meeting and the Board determines to proceed with the Reverse Split, the Company intends to promptly effect the Reverse Split by an amendment to the Company's Certificate of Incorporation.

      In addition, it is the current intention of the Board to effect a thirty-for-one forward stock split in the form of a stock dividend of Common Stock (the "Stock Dividend") immediately after the effectiveness of the Reverse Split. The proposed Stock Dividend will not require stockholder approval. We expect that a total of approximately 6,280,000 shares of Common Stock will be issued as a result of the Stock Dividend. The combined effect of the Reverse Split and Stock Dividend will be to eliminate holdings of fewer than ten shares and to effect a cumulative three-for-one stock split on the remaining holdings.

      If stockholder approval of the Reverse Split is not obtained, the Board will not implement the Stock Dividend as described above. Instead, the Board may effect a three-for-one forward stock split in the form of a stock dividend of Common Stock (the "Alternative Stock Dividend"). We estimate that a total of approximately 4,420,000 shares of Common Stock would be distributed as a result of the implementation of the Alternative Stock Dividend. The Alternative Stock Dividend would not require stockholder approval.

      WE ARE NOT SOLICITING STOCKHOLDER APPROVAL OF THE PROPOSED STOCK DIVIDEND OR THE ALTERNATIVE STOCK DIVIDEND.

Purpose of the Proposed Amendment

      The Board of Directors proposes the Reverse Split for stockholder approval primarily for the following reasons.

      The Reverse Split will reduce the administrative costs associated with the smallest accounts

      As of March 25, 2004, the Company has a stockholder base of approximately 3,500 stockholders (including those whose stock is held in "street name"). As of March 25, 2004, we estimate that approximately 1,300 stockholders, (including those whose stock is held in "street name") owned fewer than 10 shares. At that date, these stockholders represented approximately 37% of the total number of holders of Common Stock, but these accounts represented fewer than 4,500 shares of the total number of outstanding shares of Common Stock.

      The Company expects to benefit from cost savings as a result of the Reverse Split. The cost of administering each registered stockholder's account is the same regardless of the number of shares held in that account. Therefore, the Company's costs to maintain such small accounts are disproportionately high when compared to the total number of shares involved.

      In light of these disproportionate costs, the Board of Directors believes that it is in the best interests of the Company and its stockholders, as a whole, to eliminate the administrative burden and costs associated with stockholders owning fewer than ten shares of Common Stock.

      The Reverse Split will provide a cost-effective method for stockholders to dispose of small numbers of shares

      The Reverse Split will provide stockholders with fewer than ten shares of Common Stock with a cost-effective way to cash out their investments, because the Company will pay all transaction costs, such as brokerage or service fees, if any, in connection with the Reverse Split. Otherwise, stockholders with small holdings would likely incur brokerage fees which could be disproportionately high relative to the market value of their shares if they wanted to sell their stock. The Reverse Split will eliminate these disproportionate brokerage fees for stockholders with small holdings.

Effects of Reverse Split on the Company's Stockholders

      Holders of Fewer Than Ten Shares Prior to the Reverse Split

      If we complete the Reverse Split and you are a stockholder who holds fewer than ten shares immediately prior to the Reverse Split, all of your shares will be reclassified in the Reverse Split such that you will hold less than one whole share. No fractional shares will be issued in connection with the Reverse Split. As soon as practicable after the effective date of the Reverse Split, and in accordance with the procedures described below, you will receive a cash payment in lieu of any fractional share that you would otherwise be entitled to following the Reverse Split. See "Effectiveness of Reverse Split; No Fractional Shares; Exchange of Certificates."

      You will not have to pay any brokerage commissions or service charges in connection with the Reverse Split.

      After the Reverse Split, you will have no further interest in the Company with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a stockholder or share in the Company's assets, earnings, or profits, if any. The cashed-out shares will represent only the right to receive cash for these shares.

      You may avoid having all of your shares of Common Stock cashed out after the Reverse Split by taking either, or a combination, of the following actions far enough in advance so that it is completed before the effective date of the Reverse Split:

      * purchase a sufficient number of shares of Common Stock on the open market so that you hold a certificate for at least ten shares of Common Stock or at least ten shares of Common Stock is in your brokerage account prior to the Reverse Split; or

      * if applicable, consolidate your record holdings or brokerage accounts so that you hold at least ten shares of Common Stock in one account prior to the Reverse Split.

      The Company reserves the right to abandon the Reverse Split even if stockholder approval is received. However, if the Reverse Split is approved by the stockholders, the Company currently intends to implement the Reverse Split as soon as practicable after such approval is obtained. Accordingly, if you own fewer than ten shares of Common Stock and want to be assured that you will not have shares cashed out, you should consider taking the actions described in the preceding paragraphs prior to May 18, 2004, which is the scheduled date of the meeting.

      Holders of Ten Shares or More Prior to the Reverse Split

      If we complete the Reverse Split and you are a stockholder with ten or more shares of Common Stock immediately prior to the effective date of the Reverse Split, we will first reclassify your shares into the number of shares you held immediately prior to the Reverse Split divided by ten. It is the current intention of the Board to then implement a thirty-for-one forward stock split in the form of the Stock Dividend after the completion of the Reverse Split. As a result, you will hold three shares of Common Stock immediately after the Reverse Split and the Stock Dividend for every one share you hold immediately before the Reverse Split.

      No fractional shares of Common Stock will be issued in connection with the Reverse Split. As soon as practicable after the effective date of the Reverse Split, and in accordance with the procedures described below, you will receive a cash payment in lieu of any fractional shares that you would otherwise be entitled to following the Reverse Split. See "Effectiveness of Reverse Split; No Fractional Shares; Exchange of Certificates."

      You may avoid having your fractional shares of Common Stock cashed out after the Reverse Split by taking either, or a combination, of the following actions far enough in advance so that it is completed before the effective date of the Reverse Split:

      * purchase or sell (without having your ownership drop below ten shares of Common Stock) a sufficient number of shares of Common Stock on the open market so that you hold an exact multiple of ten shares of Common Stock pursuant to a stock certificate or in your brokerage account prior to the Reverse Split; or

      * if applicable, consolidate your record holdings or brokerage accounts so that you hold an exact multiple of ten shares of Common Stock in each of your accounts prior to the Reverse Split.

      The Company reserves the right to abandon the Reverse Split even if stockholder approval is received. However, if the Reverse Split is approved by the stockholders, the Company currently intends to implement the Reverse Split as soon as practicable after such approval is obtained. Accordingly, if you own ten or more shares but do not own a number of shares that is an exact multiple of ten shares and want to be assured that you will not have shares cashed out, you should consider taking the actions described in the preceding paragraphs prior to May 18, 2004, which is the scheduled date of the meeting.

Effects of Reverse Split on the Company

      Authorized But Unissued Shares of Common Stock

      The number of authorized shares of Common Stock of the Company, which currently is 10,000,000, will not be reduced as a result of the Reverse Split and there will be no change to the 2,000,000 authorized shares of Preferred Stock as a result of the Reverse Split. Consequently, the number of shares of Common Stock of the Company available for future issuance will increase as a result of the Reverse Split. After completion of the Reverse Split, the Company will have approximately 7,438,000 additional shares of Common Stock available for future issuance. However, the proposed Stock Dividend would cause such number to decrease. If the proposed Stock Dividend is implemented after the completion of the Reverse Split, then the Company will have approximately 3,370,000 additional shares of Common Stock available for future issuance.

      Authorized but unissued shares of Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate. Except for the proposals set forth in this Proxy Statement, no further authorization by vote of the stockholders will be solicited for the issuance of the additional shares of Common Stock, except as might be required by law, regulatory authorities or rules of NASDAQ or any stock exchange on which the Company's shares may then be listed. Under the rules applicable to the Company as a NASDAQ National Market System issuer, the Company is required to obtain stockholder approval of certain transactions including, among others, any transaction (a) other than a public offering, in which 20% or more of the then outstanding Common Stock (before giving effect to the transaction) would be issued or if the consideration received for such issuance is less than the greater of the book or market value of the Common Stock, or (b) that will result in a change of control of the Company, although in appropriate circumstances, the application of such rule could be waived. In addition, the Delaware General Corporation Law, which governs the actions of the Company generally requires stockholder approval for the Company to issue shares in connection with a merger or consolidation with another entity. The stockholders do not have any right to purchase or subscribe for any part of any new or additional issuance of the Company's securities. The issuance of such authorized but unissued shares may have the effect of diluting the earnings per share and book value per share of outstanding Common Stock. Another potential effect of the increase in the number of authorized but unissued shares of Common Stock is that the interests of the existing stockholders in the Company could be diluted substantially, by way of ownership percentage and voting power, through the issuance of authorized but unissued shares of Common Stock (but subject to compliance with the NASDAQ National Market System rules set forth above), without stockholder approval. If the Board of Directors decides to implement the proposed Stock Dividend after the completion of the Reverse Split, no stockholder approval would be required for the issuance of the Stock Dividend, which will have the same dilutive effects as described in the preceding paragraph.

      Other Effects of the Reverse Split on the Company

      The proposed Reverse Split will not affect any stockholder's proportionate equity interest in the Company, except for minor adjustments to those stockholders who would receive cash in lieu of fractional shares. Holders of

Common Stock will continue to be entitled to receive such dividends as may be declared by the Board of Directors.

      Outstanding stock options, the total number of shares authorized for issuance, and the number of shares that remain available for future grants, under the Company's 1999 Stock Incentive Plan will be proportionately adjusted to reflect the Reverse Split and Stock Dividend if they are effected.

      The Company's reporting obligations under the Securities Exchange Act of 1934, as amended, will not be affected by the Reverse Split.

      There were no shares of Preferred Stock issued on the Record Date. The Company is not conducting a reverse split of any Preferred Stock since no shares of Preferred Stock have been issued.

Effectiveness of Reverse Split; No Fractional Shares; Exchange of Certificates

      Effectiveness of Reverse Split

      If the Reverse Split is approved by the stockholders and the Board determines to implement the Reverse Split, the Company intends to promptly effect the Reverse Split by filing a certificate of amendment (the "Reverse Split Amendment") to its Certificate of Incorporation with the Secretary of State of the State of Delaware. The text of the proposed Reverse Split Amendment is set forth as Exhibit B to this Proxy Statement; however, such text is subject to such changes as may be required by the Delaware Secretary of State. The proposed amendment would become effective as stated therein and, without further action of the Company or its stockholders, every ten shares of Common Stock outstanding would automatically be deemed to represent one share.

      No Fractional Shares

      No fractional shares of Common Stock will be issued in connection with the proposed Reverse Split. Assuming the approval of the Reverse Split, a stockholder who would otherwise be entitled to receive a fractional share of Common Stock will receive, in lieu thereof, cash equal to the product of (a) the closing price of the Common Stock on the NASDAQ National Market System on the date prior to the effective date of the Reverse Split, times (b) the number of shares in excess of the number of shares held by such stockholder that are evenly divisible by ten. You will not receive any interest on cash payments owed to you as a result of the Reverse Split.

      Exchange of Certificates

      The Company will appoint American Stock Transfer & Trust Company as the exchange agent in connection with the Reverse Split.

      If we receive stockholder approval of the Reverse Split, the Reverse Split is expected to be effective at 5:00 PM (EDT) on May 18, 2004. We then intend to distribute the Stock Dividend at 5:01 PM (EDT) on the effective date of the Reverse Split. The following discussion assumes that both the Reverse Split and the Stock Dividend will occur.

      If you are a stockholder owning fewer than ten shares of Common Stock as of 5:00 PM (EDT) on the effective date of the Reverse Split, all of your shares of Common Stock will be reclassified in the Reverse Split such that you will hold less than one whole share, and you will receive a cash payment in lieu of any fractional share that you would otherwise be entitled to following the Reverse Split. If you have a stock certificate representing your shares, you will receive a letter of transmittal as soon as practicable after the effective date of the Reverse Split. The letter of transmittal will contain instructions on how to surrender your certificates to the Company's exchange agent for your cash payment. You will not receive your cash payment until you surrender your outstanding certificates to the exchange agent together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal.

      If you are a stockholder with ten or more shares of Common Stock as of 5:00 P.M. (EDT) on the effective date of the Reverse Split, we will first reclassify your shares into the number of shares you held immediately prior to the Reverse Split divided by ten. One minute after the Reverse Split, at 5:01 PM
(EDT) on the effective date of the Reverse Split, we will distribute thirty shares of Common Stock for each share of Common Stock you held after the Reverse Split and before the Stock Dividend. As a result, you will hold three shares of Common Stock immediately after the completion of the Reverse Split and Stock Dividend for every share you held immediately before the Reverse Split and Stock Dividend. If you have a stock certificate representing your shares, you will receive a letter of transmittal as soon as practicable after the effective date of the Reverse Split and completion of the Stock Dividend. The letter of transmittal will contain instructions on how to surrender your certificates to the exchange agent for a new stock certificate representing the number of shares of Common Stock you will hold after the effectiveness of the Reverse Split and completion of the Stock Dividend, together with a cash payment in lieu of any fractional share. You will not receive your new stock certificate and cash payment, if any, until you surrender your outstanding certificates to the exchange agent together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal.

      The Company's stock records will be adjusted to reflect the shares held by each holder of Common Stock after the completion of the Reverse Split and Stock Dividend. On the effective date of the Reverse Split and completion of the Stock Dividend, each existing certificate representing shares of Common Stock will be deemed for all purposes to represent the new number of shares of Common Stock that will result from the Reverse Split and Stock Dividend, whether or not the certificates representing the outstanding Common Stock are surrendered for exchange, and the right to cash payment in lieu of fractional shares, if any. The Company will deposit with the exchange agent, as soon as practicable after the effective date of the Reverse Split, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Split. Any portion of the cash deposited with the exchange agent to pay for fractional shares that is held by the exchange agent six months after the effective date of the Reverse Split will be returned to the Company, on demand. Thereafter, holders of shares eligible for this cash settlement for fractional shares would be paid directly by the Company. The Company intends to use cash it holds to make the payments in lieu of fractional shares. As of the Record Date, there were approximately 3,500 holders of the Company's Common Stock (including those whose stock is held in ("street name"). The Company anticipates this number will change to approximately 2,200 as a result of the Reverse Split.

      We intend for the Reverse Split and Stock Dividend to treat stockholders holding Common Stock in "street name" through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Split and Stock Dividend for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in "street name" should contact their nominees.

      Please do not send your stock certificate now. You should send them to our exchange agent only after you receive a letter of transmittal from our exchange agent. If we decide to effect the Reverse Split, a letter of transmittal will be mailed to you soon after the Reverse Split becomes effective.

No Dissenter's Rights

      Neither the Certificate of Incorporation or bylaws of the Company nor the laws of the State of Delaware require that appraisal rights be available to stockholders that do not vote to approve the Reverse Split.

Resales of Restricted Securities

      The proposed amendment to effect the Reverse Split will not affect the transferability of shares of Common Stock or any present restriction on the sale thereof. Therefore, for purposes of determining the relevant holding period as prescribed by Rule 144 under the Securities Act of 1933, as amended, the shares of Common Stock to be issued to each stockholder after the effective date will be deemed to have been acquired on the date on which the stockholder acquired the shares of Common Stock held immediately prior to the effective date.

United States Federal Income Tax Consequences

      The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

      The conversion of shares of the Common Stock outstanding immediately prior to the Reverse Split into a reduced number of shares of Common Stock after giving effect to the Reverse Split will not result in the recognition of gain or loss (except in the case of cash received for fractional shares as described below). The holding period of the shares of Common Stock after giving effect to Reverse Split will include the stockholder's holding period for the shares of Common Stock held immediately prior to the Reverse Split, provided that the shares of Common Stock were held as a capital asset. The tax basis of the shares of Common Stock after giving effect to the Reverse Split will be the same as the tax basis of the shares of Common Stock immediately prior to giving effect to the Reverse Split, reduced by the basis allocable to the receipt of cash in lieu of fractional shares described below.

      A stockholder who receives cash in lieu of fractional shares will be treated as if the Company has issued fractional shares to such stockholder and then immediately redeemed such shares for cash. Such stockholder should recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of the Common Stock allocable to such fractional shares, had they actually been issued. Such gain or loss will be a capital gain or loss if such stockholder's Common Stock was held as a capital asset and any such capital gain or loss will generally be long-term capital gain or loss to the extent such stockholder's holding period for the Common Stock exceeds 12 months.

      The decrease in the number of outstanding shares of Common Stock as a result of the Reverse Split will not produce any taxable income or gain or loss to the Company.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO EFFECT THE REVERSE SPLIT.

                                  OTHER MATTERS

      The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, the persons holding the accompanying proxy will vote in accordance with their judgment.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      Grant Thornton LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2003. It is currently anticipated that Grant Thornton LLP will be selected by the Audit Committee of the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2004. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

      The total fees paid to Grant Thornton for the last two fiscal years are as follows:

                                                                          Fiscal Year Ended        Fiscal Year Ended
                                                                          December 31, 2003        December 31, 2002
                                                                          -----------------        -----------------
Audit Fees: Professional services rendered for the audit of                    $ 146,153                $111,399
the Company's annual financial statements and for the reviews of the financial statements included in the Company's
Quarterly Reports on Form 10-Q.

Audit Related Fees: Professional services rendered for                         $   6,815                $  6,498
employee benefit plan audits, accounting assistance in
connection with acquisitions and consultations related to
financial accounting and reporting standards


Tax Fees: Tax consulting, preparation of returns                               $  72,096                $ 71,009

All Other Fees: Professional services rendered for corporate                          --                      --
support


      The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Grant Thornton LLP in 2003. Consistent with the Audit Committee's responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular quarterly meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing audit and permissible non-audit services provided by Grant Thornton LLP.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

      A stockholder proposal that complies with all of the applicable requirements under Rule 14a-8 of the Securities Exchange Act of 1934 and any other applicable regulation or statute must be received by the Company on or
prior to December   , 2004 at the address of the Company set forth on the first page of this Proxy Statement in order to be eligible for inclusion in the Company's proxy statement for the 2005 Annual Meeting of Stockholders. Any such proposal should be directed to the Secretary or Assistant Secretary of the Company.


      In accordance with Rules 14a-4(c) and 14a-5(e) promulgated under the Exchange Act, the Company hereby notifies its stockholders that it did not receive notice of any proposed matter to be submitted for stockholder vote at the Annual Meeting and, therefore, any proxies received in respect of the Annual Meeting will be voted in the discretion of the Company's management on any other matters which may properly come before the Annual Meeting. The Company further notifies its stockholders that if the Company does not receive notice by
February   , 2005 of a proposed matter to be submitted by a stockholder for stockholders vote at the 2005 Annual Meeting of Stockholders, then any proxies held by persons designated as proxies by the Company's Board of Directors in respect of such Annual Meeting may be voted at the discretion of such persons on such matter if it shall properly come before such Annual Meeting.

                                        By Order of the Board of Directors

                                        Emanuel J. Adler
                                        Secretary
Dated: April 26, 2004

EXHIBIT A


                             AUDIT COMMITTEE CHARTER
                                       FOR
                             BERKSHIRE BANCORP INC.


Purpose

The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board"). The Committee's primary purpose is to assist the Board in fulfilling its oversight responsibilities with respect to:

     a. The integrity of the Company's financial reporting process and systems of internal controls regarding accounting; and

     b.   The independence and qualifications of the Company's outside auditors.

In addition, the Committee will assist in providing an avenue of communication among the outside auditors, management and the Board.

Composition

The Committee shall have at least three (3) members, comprised solely of independent directors as such term is defined in Rule 4200 of the National Association of Securities Dealers, Inc. ("NASD") listing standards, or any successor rule, subject to the exception in Rule 4350 of the NASD listing standards, or any successor rule, and subject to the effective dates and any transition periods contained in such listing standards.

Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall have past experience in finance or accounting, requisite professional certification in accounting or any other comparable background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board shall elect or appoint a chairman of the Committee who will have authority to act on behalf of the Committee between meetings.

Responsibilities and Authority

The responsibilities and authority of the Committee are as follows:

     a. The Committee shall review and reassess the adequacy of this Charter annually.

     b. The Committee shall have sole authority to appoint, determine funding for and oversee the outside auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934.

     c. The Committee shall engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor.

     d. The Committee shall receive from the Company's outside auditor, at least annually, a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1, or any successor standard.

     e. The Committee, in consultation with the outside auditor and management of the Company, shall review the engagement of the outside auditors, audit scope and procedures to be followed in conducting the annual audit of the Company's financial statements.

     f. The Committee shall review the Company's annual audited financial statements prior to the inclusion of the audited financial statements in the Company's filings with the SEC. In addition, the Committee will discuss any items required to be communicated by the outside auditor in accordance with Statement on Auditing Standards ("SAS") No. 61, as amended by SAS No. 91, or any successor standard.

     g. The Committee, based upon its review and discussions, shall recommend to the Board whether or not the audited financial statements shall be included in the Company's Annual Report on Form 10-K.

     h. The Committee shall provide a report to be included in the Company's annual proxy statement containing such information as may be required by applicable law or regulation.

     i. The Committee shall have the responsibility to establish procedures for complaints as set forth in Section 10A(m)(4) of the Securities Exchange Act of 1934.

     j. The Committee shall have the authority to pre-approve all audit services and any non-audit services to be performed by the outside auditors that are permissible under Section 10A(i)of the Securities Exchange Act of 1934 or any successor rule.

     k. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the outside auditors, with or without management being present, as well as anyone in the Company.

     l. The Committee may retain, at the Company's expense, legal, accounting or other consultants or experts it deems to be necessary in the performance of its duties as set forth in Section 10(A)m(2) of the Securities Exchange Act of 1934.

     m. The Committee may act as a qualified legal compliance committee as defined in 17CFR Part 205.2.

     n. The Committee shall perform such other activities and make such other recommendations to the Board on such matters, within the scope of its functions and consistent with this Charter, as may come to its attention and which in its discretion warrant consideration by the Board.

Delegation

Any responsibility or authority of the audit committee, including, but not limited to, the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the Committee.

Limitations

The Committee is responsible for the duties set forth in this Charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls. The outside auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Committee is not of the same quality as the audit performed by the outside auditors and is not an audit. The oversight exercised by the Committee is not a guarantee that the financial statements will be free from mistake or fraud. In carrying out its responsibilities, the Committee believes its polices and procedures should remain flexible in order to best react to a changing environment.

March 8, 2004

EXHIBIT B


                            CERTIFICATE OF AMENDMENT

                         OF CERTIFICATE OF INCORPORATION

                                       OF

                             BERKSHIRE BANCORP INC.

            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware

      The undersigned, being a duly authorized officer of Berkshire Bancorp Inc. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

      1. The Certificate of Incorporation of the Corporation is hereby amended by striking out Section 4.1 of Article IV thereof in its entirety and by substituting in lieu thereof the following new Section 4.1:

          "4.1 Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is twelve million (12,000,000) shares, of which ten million (10,000,000) shares shall be common stock, par value $.10 per share ("Common Stock"), and two million (2,000,000) shares shall be preferred stock, par value $.01 per share ("Preferred Stock").

          The presently issued and outstanding shares of Common Stock, including any treasury stock, shall be combined (through a reverse stock split) in the ratio of one (1) share of Common Stock for each 10 shares of Common Stock currently issued and outstanding, such that 256,610 shares of Common Stock shall be issued and outstanding (including treasury stock) as a result of such reverse stock split. Such combination shall not change the stated capital of the Corporation nor shall it affect the rights or preferences of the holders of the shares of Common Stock now issued and outstanding."

      2. That such amendment has been duly adopted by the stockholders of the Corporation, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      3. The effective date of this Certificate of Amendment shall be 5:00 P.M. EDT on May 18, 2004.

Dated: April 26, 2004


                                           BERKSHIRE BANCORP INC.


                                           By:/s/ Steven Rosenberg
                                             -------------------------
                                               Name: Steven Rosenberg
                                               Title: President

                                                                     Appendix 1



                             BERKSHIRE BANCORP INC.
                                  160 Broadway
                            New York, New York 10038

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Steven Rosenberg and Emanuel Adler, and each of them, as proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Berkshire Bancorp Inc. on Tuesday, May 18, 2004, at 405 Lexington Avenue, New York, New York, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.    ELECTION OF DIRECTORS:

      [ ] FOR all nominees listed below                 [ ]  WITHHOLD AUTHORITY
          (except as marked to the contrary below).           to vote for all nominees listed below.

      William L. Cohen, Thomas V. Guarino, Moses Marx, Steven Rosenberg and Randolph B. Stockwell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

-------------------------------------------------------------------------------

      The Board of Directors recommends a vote "FOR" all nominees listed above.


2.    REVERSE STOCK SPLIT:

      [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

      The Board of Directors recommends a vote "FOR" the reverse stock split.


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL BOARD NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.


      DATED: __________________, 2004  Please sign exactly as name appears hereon. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                            --------------------------------
                                                      Signature

                                            --------------------------------
                                               Signature if held jointly

      Please mark, sign, date and return this proxy card promptly using the enclosed envelope.